                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 25, 2000


                       UNITED DOMINION REALTY TRUST, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



          Virginia                        1-10524                 54-0857512
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
incorporation of organization)                               Identification No.)



                   10 South Sixth Street, Virginia 23219-3802
--------------------------------------------------------------------------------
               (Address of principal executive offices - zip code)



                                 (804) 780-2691
               --------------------------------------------------
               Registrant's telephone number, including area code

ITEM 5. OTHER EVENTS

On February 1, 2000, United Dominion Realty Trust, Inc. ("United Dominion"), the registrant, issued a Press Release announcing its 1999 fourth quarter and year-end 1999 results. The following is a summary of United Dominion Realty Trusts, Inc.'s results:

(Richmond, Va., January 31, 2000) United Dominion Realty Trust, Inc. today reported funds from operations (FFO) of $44.2 million for the quarter ended December 31, 1999, up from $36.7 million, the same quarter a year ago. Funds from operations for 1999 totaled $176.4 million compared to FFO of $139.4 million, in 1998.

Highlights
----------

 .    Substantial completion of the repositioning program begun in 1996
 .    Same community NOI increased 8.0% for the quarter, 5.6% for the year
 .    AAC properties on target with 1999 projections, 9.1% ROI
 .    Sale of $118 million non-strategic properties during the quarter, $241 million for 1999

"Over the past three years, we have made substantial changes to our communities and our operations to build a stronger and better-positioned United Dominion," said John P. McCann, chairman and CEO. "A key objective of our program was to diversify geographically and upgrade our portfolio while strengthening our operations. We now have a national portfolio with more than 81,000 higher quality, well-located apartment homes and more satisfied residents. Over the past 28 months, we have sold more than 15,000 slower growing, non-core apartment homes and exited certain Southeast markets.

"In addition, we have expanded our development capability. We now have a deep, experienced development group with a proven record that includes the successful completion of almost 2,000 homes in 1999. We have also added talented professionals and upgraded our accounting and information systems. Overall, our fourth quarter and full year results are beginning to reflect the success of these efforts," McCann added.

Portfolio Performance and Same Community Results
-------------------------------------------------

"We saw our fourth quarter earnings grow as a result of the strong performance of our same community portfolio," said McCann. "I am extremely pleased to report that we achieved net operating income (NOI) gains of 8.0% for the fourth quarter of 1999, our highest quarterly gain for the year. We sold a number of slower growing communities during the year and benefited from their exclusion in the NOI comparison. We will continue to exit markets that prove to be less profitable for us."

United Dominion defines same community properties, also known as mature communities, as stabilized apartment communities owned by the company throughout both calendar years being compared. Of the over 81,000 apartment homes owned by United Dominion, 51,316 homes are classified as same community for 1999.

                             Same Community Results
--------------------------------------------------------------------------------

                                  4Q99       4Q98     % Change
                               --------------------------------

Total gross potential rent        $97,868    $95,064      3.0%
Total rental income                92,950     90,150      3.1%
Total rental expenses              35,589     37,056     -4.0%
Net operating income               57,361     53,094      8.0%

Average monthly rent per home     $   637    $   619      3.0%
Average monthly rent per SF       $   .72    $   .70      3.0%
Average physical occupancy           93.8%      93.2%     0.6%
Average economic occupancy           91.9%      91.6%     0.3%
Operating margin                     61.7%      58.9%     2.8%

On a year-over-year basis, fourth quarter 1999 same community NOI growth of 8.0% was the result of a 3.0% rise in rents coupled with a 0.6% increase in physical occupancy and a 4.0% reduction in operating expenses. As a result, the operating margin rose 2.8%.

                             Same Community Results
--------------------------------------------------------------------------------
                                     YTD99      YTD98     % Change
                                 -----------  ----------  ---------

Total gross potential rent         $387,687    $374,928        3.4%
Total rental income                $366,173    $355,038        3.1%
Total rental expenses              $141,721    $142,548       -0.6%
Net operating income               $224,452    $212,490        5.6%

Average monthly rent per home      $    631    $    610        3.4%
Average monthly rent per SF        $    .71    $    .69        3.4%
Average physical occupancy             93.1%       93.1%       0.0%
Average economic occupancy             91.3%       91.2%       0.1%
Operating margin                       61.3%       59.8%       1.5%


For the year ending December 31, 1999, compared to 1998 results, same-community rental income increased 3.1% due to an increase in rents of 3.4% and a 0.6% decrease in operating expenses. As a result, our same community NOI was up 5.6%, and our operating margin improved by 1.5% to 61.3%.

"If on a pro-rata basis the mature communities sold during 1999 were included in same communities results, NOI growth would have been reduced to 7.5% for the fourth quarter and 5.3% for the full year," stated John S. Schneider, president and COO.

"Over the past two years, we undertook a number of initiatives to drive down our operating costs and improve our operating margin." Schneider said, "These initiatives, which included the transfer of water and sewer costs to our residents, more effective use of our size to achieve efficiencies and taking on more turnover work in-house, are reflected in the reduction in operating expenses."

With regard to capital expenditures, Schneider observed, "Our recurring capital expenditures per mature home decreased from approximately $500 in 1998 to approximately $385 in 1999. While this decrease is significant, we are planning to make further reductions as the overall age and physical condition of our portfolio continues to improve. He added, "At a time when new apartment completions have been increasing, we refocused our operations group on becoming a better marketing company. Fourth quarter occupancy gains reflect the initial success of this effort."

American Apartment Communities
------------------------------

The performance of the American Apartment Communities (AAC) portfolio, which was acquired in December 1998, was on target with the company's 1999 projection, producing a 9.1% return on investment (ROI) for both the fourth quarter and the entire year. These communities had an economic occupancy of 92.9% and an operating margin of 61.8%. All other non-mature properties, excluding the AAC portfolio and our development communities, had an economic occupancy of 89.8% and an operating margin of 58.5%.

Disposition and Acquisition Activity
------------------------------------

During the fourth quarter, United Dominion sold 17 apartment communities for $118 million. Over the course of 1999, the company sold a total of 36 communities that included 7,443 apartment homes for a total of $241 million. United Dominion limited its acquisitions in 1999, reinvesting through 1031 tax exchanges in communities believed to complement the portfolio. The company purchased a total of five communities in growth markets including San Diego and Riverside/San Bernardino, California.

Development
-----------

In the fourth quarter, United Dominion completed three new communities with a total of 914 apartment homes, Alexander Court in Columbus, OH, Sierra Foothills in Phoenix, AZ and Legend at Park Row in Houston, TX. During 1999, a total of six apartment communities and one additional phase were completed, totaling 1,846 apartments. As of December 31, an additional 1,622 homes were under construction in North Carolina, Florida and Texas. The company has focused its development efforts in existing markets that have both growth potential and strong operations managers in place. New properties continue to provide the best in amenities and services.

Balance Sheet Management
-------------------------

United Dominion used more than half of the $241 million in proceeds from its dispositions to pay down both secured and unsecured debt. The remaining proceeds were used to repurchase both common and preferred stock and acquire communities through 1031 exchanges.

Technology
----------

"We are committed to being a technology leader in our industry," Schneider emphasized. "United Dominion has made a considerable investment over the past two years in people and systems to help us achieve that goal. We have completed the installation of state-of-the-art financial software. We are involved in a joint venture developing a new web-based operating system with AvalonBay Communities, Inc.

"In addition, we have partnered with CAIS Internet to deliver broadband internet services to all of our communities and to provide a high-speed wide area network for the company. Within a few months, we expect to complete our first e-commerce business plan to take advantage of the economic opportunities afforded by these exciting new technologies."

United Dominion Realty Trust is one of the country's largest multi-family real estate investment trusts, owning and developing apartment communities nationwide. The company currently owns more than 81,000 apartment homes and has approximately 2,000 homes under development.

                                      ###

In addition to historical information, this press release contains forward-looking statements. The statements are based on current expectations, estimates and projections about the industry and markets in which United Dominion operates, as well as management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which may cause the company's actual results, performance, achievements pursuant to its disposition programs and its other activities to be materially different from the results, plans or expectations expressed or implied by such statements.

FINANCIAL INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Consolidated Statements of Operations
                                                                        Three Months Ended                Twelve Months Ended
                                                                            December 31,                       December 31,
                                                                   -------------------------            -------------------------
In thousands, except per share amounts                                 1999          1998                 1999            1998
--------------------------------------------------------------------------------------------            -------------------------
Total rental income                                                  $155,004      $132,547             $618,749        $478,718

Rental expenses:
        Real estate taxes and insurance                                15,708        13,888               63,425          48,898
        Personnel                                                      16,621        14,360               66,968          51,219
        Utilities                                                       6,999         7,156               30,106          26,361
        Repair and maintenance                                         10,899        10,435               41,339          36,827
        Administrative and marketing                                    6,392         5,562               25,410          19,066
        Other operating expenses                                          323            60                1,539             244
        Property management                                             4,457         4,738               18,475          16,945
                                                                  ------------  ------------         ------------    ------------
                                                                       61,399        56,199              247,262         199,560
                                                                  ------------  ------------         ------------    ------------
Net operating income                                                   93,605        76,348              371,487         279,158

Other income:
    Interest and other non-property income                                311           647                1,942           3,382

Other expenses:
    Real estate depreciation                                           30,913        26,211              121,727          99,588
    Interest                                                           37,737        30,454              153,748         106,238
    Impairment loss on real estate and investments                     12,200           ---               19,300             ---
    Loss on termination of risk management agreement                      ---        15,591                  ---          15,591
    General and administrative                                          4,340         2,987               13,850          10,139
    Other depreciation and amortization                                 1,198         1,211                4,425           3,645
                                                                  ------------  ------------         ------------    ------------
Income before gains on sales of investments, minority
    interests and extraordinary item                                    7,528           541               60,379          47,339
Gains on sales of investments                                           5,541         6,198               37,995          26,672
                                                                  ------------  ------------         ------------    ------------
Income before minority interests and extraordinary item                13,069         6,739               98,374          74,011
Minority interests of outside partnerships                               (588)         (111)              (1,245)           (111)
Minority interests of unitholders in operating partnership               (201)         (230)              (4,434)         (1,430)
                                                                  ------------  ------------         ------------    ------------
Income before extraordinary item                                       12,280         6,398               92,695          72,470
Extraordinary item-early extinguishment of debt                           584           (22)                 927            (138)
                                                                  ------------  ------------         ------------    ------------
Net income                                                             12,864         6,376               93,622          72,332
Distributions to preferred shareholders-Series A and B                 (5,606)       (5,653)             (22,560)        (22,607)
Distributions to preferred shareholders-Series D (Convertible)         (3,788)         (986)             (15,154)           (986)
                                                                  ------------  ------------         ------------    ------------
Net income available to common shareholders                            $3,470         ($263)             $55,908         $48,739
                                                                  ============  ============         ============    ============

Earnings per common share:
    Basic                                                               $0.03         $0.00                $0.54           $0.49
    Diluted                                                             $0.03         $0.00                $0.54           $0.49

Common distributions declared per share                               $0.2650       $0.2625              $1.0600         $1.0500

Weighted average number of common shares outstanding-basic            102,735       103,467              103,604          99,966
Weighted average number of common shares outstanding-diluted          102,807       103,467              103,639         100,062

------------------------------------------------------------------------------------------------------------------------------------

Funds from Operations (a)

Income before gains on sales of investments,
    minority interests and extraordinary item                          $7,528          $541              $60,379         $47,339
Adjustments:
    Real estate depreciation, net of outside partners' interest        30,641        26,211              120,543          99,588
    Minority interest of outside partnerships                            (588)          ---               (1,245)           (111)
    Distributions to preferred shareholders                            (9,394)       (6,639)             (37,714)        (23,593)
    Impairment loss on real estate and investments                     12,200           ---               19,300             ---
    Loss on termination of risk management agreement                      ---        15,591                  ---          15,591
    Adjustment for internal acquisitions costs                            ---           ---                  ---            (544)
                                                                  ------------  ------------         ------------    ------------
    Funds from operations-basic                                       $40,387       $35,704             $161,263        $138,270
                                                                  ============  ============         ============    ============

Adjustment:
    Distribution to preferred shareholders-Series D
     (Convertible)                                                      3,788           986               15,154             986
                                                                  ------------  ------------         ------------    ------------
    Funds from operations-diluted                                     $44,175       $36,690             $176,417        $139,256
                                                                  ============  ============         ============    ============

Weighted average number of common shares and OP
    Units outstanding-basic                                           110,269       107,926              111,785         102,929
Weighted average number of common shares, OP Units and
    common share equivalents outstanding-diluted                      122,649       111,145              124,127         103,793


------------------------------------------------------------------------------------------------------------------------------------


(a) Funds from operations is defined as income before gains (losses) on the sales of investments, minority interests and extraordinary items (computed in accordance with generally accepted accounting principles) plus real estate depreciation, less non-convertible preferred dividends and after adjustment for significant non-recurring items, if any.

                     UNITED DOMINION, REALTY TRUST, INC.
                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)



                                                                                                      December 31,     December 31,
                                                                                                          1999             1998
------------------------------------------------------------------------------------------------------------------------------------

ASSETS

Real estate owned:
      Real estate held for investment                                                               $   3,577,848     $   3,643,245
          Less: accumulated depreciation                                                                  373,164           280,663
                                                                                                      ------------      ------------

                                                                                                        3,204,684         3,362,582
      Real estate under development                                                                        91,914            99,395
      Real estate held for disposition (net of accumulated
          depreciation of $22,700)                                                                        260,583           174,145
                                                                                                      ------------      ------------

      Total real estate owned, net of accumulated depreciation                                          3,557,181         3,636,122
Cash and cash equivalents                                                                                   7,678            26,081
Restricted cash                                                                                            56,969            50,805
Deferred financing costs                                                                                   13,511            10,894
Other assets                                                                                               52,978            39,038
                                                                                                      ------------      ------------

      Total assets                                                                                  $   3,688,317     $   3,762,940
                                                                                                      ============      ============


LIABILITIES AND SHAREHOLDERS' EQUITY

Secured debt                                                                                        $   1,000,136     $   1,072,185
Unsecured debt                                                                                          1,127,169         1,045,564
Real estate taxes payable                                                                                  30,887            29,078
Accrued interest payable                                                                                   17,867            20,714
Security deposits and prepaid rent                                                                         20,738            21,125
Distributions payable                                                                                      36,020            31,423
Accounts payable, accrued expenses and other liabilities                                                   51,121            53,288
                                                                                                      ------------      ------------

      Total liabilities                                                                                 2,283,938         2,273,377

Minority interests                                                                                         94,167           115,442

Shareholders' equity:
      Preferred stock, no par value; $25 liquidation preference,
        25,000,000 shares authorized;
          4,168,560 shares 9.25% Series A Cumulative Redeemable issued and outstanding                    104,214           105,000
             (4,200,000 in 1998)
          5,946,300 shares 8.60% Series B Cumulative Redeemable issued and outstanding                    148,658           150,000
             (6,000,000 in 1998)
          8,000,000 shares 7.50% Series D Cumulative Convertible Redeemable issued and outstanding        175,000           175,000
      Common stock, $1 par value; 150,000,000 shares authorized
          102,740,777 shares issued and outstanding (103,639,117 in 1998)                                 102,741           103,639
      Additional paid-in capital                                                                        1,083,687         1,090,432
      Distributions in excess of net income                                                              (296,030)         (242,331)

      Deferred compensation - unearned restricted stock awards                                               (305)               --
      Notes receivable from officer-shareholders                                                           (7,753)           (7,619)

                                                                                                      ------------      ------------

      Total shareholders' equity                                                                        1,310,212         1,374,121
                                                                                                      ------------      ------------

      Total liabilities and shareholders' equity                                                    $   3,688,317      $  3,762,940
                                                                                                      ============      ============


                        UNITED DOMINION REALTY TRUST, INC
                                DECEMBER 31, 1999
                             INFORMATION SUPPLEMENT
                                   (unaudited)

------------------------------------------------------------------------------------------------------------------------------------

FINANCIAL POSITION:
                                                                                                                 W/Avg.
                                                                                     December 31,            Interest Rate
                                                                                         1999                 at 12/31/99
                                                                                 ----------------------   ---------------------
                                                                                     (in million)
Debt:
   Secured mortgage debt                                                                        $582.0            7.8%
   Tax-exempt bonds                                                                              163.3            6.1%
   Senior unsecured debt                                                                         849.6            7.9%
   Unsecured credit facilities                                                                   277.6            6.8%
   Secured credit facilities                                                                     254.8            6.7%
                                                                                 ----------------------   ---------------------
Combined total debt                                                                           $2,127.3            7.4%

Total long-term debt (total debt less unsecured bank credit facilities)                       $1,849.7

Total long-term undepreciated book capitalization                                             $3,555.8
Total undepreciated book capitalization                                                       $3,833.4

Assets:
   Real estate owned before depreciation                                                      $3,953.0
   Total Assets                                                                               $3,688.3

Equity:
   Preferred at market                                                                          $362.6
   Common (including OP Units)  at $9.875                                                      1,088.7
                                                                                 ----------------------
Combined total equity                                                                          1,451.3

Total market capitalization                                                                   $3,578.6

Coverage Ratios (YTD 1999):
Interest Coverage Ratio                                                                           2.30 x
Fixed Charge Coverage                                                                             1.85 x

Debt Structure:
Fixed Rate                                                                                    $1,727.8            7.7%
Floating Rate                                                                                    399.5            6.3%
                                                                                 ----------------------   ---------------------
                                                                                              $2,127.3            7.4%

------------------------------------------------------------------------------------------------------------------------------------

DEVELOPMENT

At December 31, 1999, the Company had 1,622 apartment homes under development as outlined below:

                                                                                              Budgeted
New Communities                                                               Development    Development                   Expected
---------------                                      No. of       Completed   Costs to Date     Costs       Estimated     Completion
    Property                     Location         Apt. Homes     Apt. Homes   (Thousands)    (Thousands)  Cost per Home       Date
   --------------------------------------------   -----------    -----------  -----------    -----------   -----------    ----------
   Ashton at Waterford Lakes    Orlando, FL              292            204     $ 19,244      $  19,000      $ 65,100         1Q00
   The Meridian I               Dallas, TX               250             82       11,403         16,500        66,000         2Q00
   Oaks at Weston               Raleigh, NC              380             --        6,391         30,200        79,500         2Q01
                                                  -----------    -----------  -----------    -----------   -----------
                                                         922            286       37,038         65,700        71,300

Additional Phases
-----------------
   Dominion Crown Point II      Charlotte, NC            220             44       10,016         14,800        67,300         1Q00
   Ashlar II                    Ft. Myers, FL            168             --        1,712         12,900        76,800         4Q00
   Escalante II                 San Antonio, TX          312             --        5,295         19,700        63,100         4Q00
                                                  -----------    -----------  -----------    -----------   -----------
        Total                                          1,622            330     $ 54,061      $ 113,100      $ 69,700

In addition, United Dominion owns 19 parcels of land held for future development aggregating $37.9 million at December 31, 1999.


During 1999, the following development projects were completed:


New Communities                                                   Development
---------------                                        No. of        Costs       Cost Per        Date       % Leased
    Property                     Location            Apt. Homes   (Thousands)      Home        Completed   at 12/31/99
   --------------------------------------------   -----------    -----------  -----------    -----------   -----------
   Stone Canyon                 Houston, TX              216      $  10,322     $ 47,800         Mar-99          89.4%
   Dominion Franklin            Nashville, TN            360         26,347       73,200         Mar-99          91.4%
   Ashlar I                     Ft. Myers, FL            260         18,887       72,600         May-99          99.6%
   Alexander Court              Columbus, OH             356         22,827       64,100         Nov-99          91.9%
   Sierra Foothills             Phoenix, AZ              322         21,458       66,600         Nov-99          79.5%
   Legends at Park 10           Houston, TX              236         13,612       57,700         Nov-99          89.8%
                                                  -----------    -----------  -----------
                                                       1,750        113,453       64,800

Additional Phases
-----------------
   Heritage Green II            Columbus, OH              96          6,740       70,200         May-99          94.8%
                                                  -----------    -----------  -----------
        Total                                          1,846      $ 120,193     $ 65,100

                        UNITED DOMINION REALTY TRUST, INC
                                DECEMBER 31, 1999
                             INFORMATION SUPPLEMENT
                                   (unaudited)


---------------------------------------------------------------------------------------------------------------------
MAJOR MARKETS:
--------------
                                                           % of Total
                                        Total              Portfolio
                                        No. of              Based on            4Q99                No. of Same
                                      Completed             Budgeted           Physical              Community
                                         Homes              1999 NOI          Occupancy                Homes
                                    --------------       --------------     --------------         --------------
   Dallas/Ft. Worth, TX                     9,042                9.9%              94.8%                  6,573
   Houston, TX                              6,228                5.5%              90.3%                  3,515
   Raleigh, NC                              2,951                5.0%              92.3%                  2,951
   Orlando, FL                              4,052                4.6%              94.3%                  3,584
   Tampa, FL                                4,018                4.2%              93.2%                  2,910
   Phoenix, AZ                              3,458                4.0%              93.3%                    732
   Richmond, VA                             2,372                3.9%              97.0%                  2,372
   San Antonio, TX                          3,515                3.3%              92.5%                  1,658
   Charlotte, NC                            2,534                3.3%              91.1%                  2,490
   San Francisco, CA                          980                3.3%              99.5%                      -
   Columbia, SC                             2,730                3.1%              91.2%                  2,730
   Eastern NC                               2,710                3.0%              93.7%                  2,530
   Monterey Peninsula, CA                   1,955                2.9%              91.2%                      -
   Nashville, TN                            3,064                2.7%              92.4%                  2,116
   Greensboro, NC                           2,123                2.5%              90.8%                  1,947
   Columbus, OH                             2,175                2.5%              95.3%                      -
   Baltimore, MD                            1,788                2.4%              97.1%                  1,596
   Memphis, TN                              2,196                2.2%              94.1%                    704
   Atlanta, GA                              1,426                2.0%              94.4%                  1,246
   Hampton Roads, VA                        1,437                2.0%              97.4%                  1,437
   South Florida**                          1,638                1.7%              90.8%                    960
   Washington DC                              615                1.7%              98.4%                    615
   Southern California                      1,762                1.3%              93.4%                      -
   Portland, OR                               996                1.3%              91.0%                      -
   Jacksonville, FL                         1,157                1.2%              92.0%                  1,157
   Sacramento, CA                             914                1.2%              98.1%                      -
   Denver, CO                                 876                1.1%              95.1%                      -
   Detroit, MI                                744                1.0%              95.0%                      -
   Seattle, WA                                790                1.0%              96.9%                      -
   Indianapolis, IN                           875                0.9%              92.7%                      -
   Austin, TX                                 542                0.6%              97.4%                    542
   All Other                               10,491               14.7%              94.7%                  6,951
                                    --------------      --------------     --------------         --------------
      Total                                82,154              100.0%              93.6%                 51,316

---------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

MAJOR MARKETS:

                                                                          Same Community
                                ----------------------------------------------------------------------------------------------------

                                              Fourth Quarter 1999                                 Twelve Months 1999
                                ---------------------------------------------      -------------------------------------------------

                                    Physical       Rental Rate      NOI %              Physical       Rental Rate        NOI %
                                Occupancy Change     Growth         Change         Occupancy Change      Growth          Change
                                ---------------- --------------  ------------      ----------------- --------------   -------------
   Dallas/Ft. Worth, TX                 -0.2%             3.8%           4.9%               -0.5%            4.6%            3.0%
   Houston, TX                          -1.3%             4.3%           5.9%               -0.3%            4.8%            7.3%
   Raleigh, NC                          -2.0%             2.5%           0.3%               -1.4%            2.9%            1.1%
   Orlando, FL                           0.6%             3.3%          13.9%               -0.3%            5.2%            7.9%
   Tampa, FL                             0.6%             3.9%          19.3%               -0.7%            4.0%            9.1%
   Phoenix, AZ                           2.3%             2.3%          11.7%                0.3%            3.0%            1.2%
   Richmond, VA                          6.3%             3.3%          17.2%                2.2%            4.3%           12.4%
   San Antonio, TX                      -2.9%             4.5%          -7.6%               -1.1%            3.0%            2.2%
   Charlotte, NC                        -2.6%             2.7%          -1.8%               -0.5%            3.2%            5.1%
   San Francisco, CA                       -                -              -                   -               -               -
   Columbia, SC                         -1.9%             2.9%           0.7%               -3.7%            3.7%           -2.8%
   Eastern NC                            6.7%            -2.2%           8.9%                1.8%           -1.4%           -2.0%
   Monterey Peninsula, CA                  -                -              -                   -               -               -
   Nashville, TN                           -             2.0%          10.9%                0.3%            1.4%            8.7%
   Greensboro, NC                        1.7%             1.6%           3.3%                0.7%            1.9%            0.4%
   Columbus, OH                            -                -              -                   -               -               -
   Baltimore, MD                         0.9%             3.0%           6.6%                1.1%            3.2%            6.6%
   Memphis, TN                           0.4%             1.6%           5.2%                0.6%            1.8%           -5.3%
   Atlanta, GA                          -0.8%             5.6%          13.6%               -0.9%            6.0%           11.4%
   Hampton Roads, VA                     3.9%             2.8%          12.6%                2.5%            3.0%            9.4%
   South Florida**                      -0.1%             2.5%           9.5%               -1.0%            2.8%            3.5%
   Washington DC                         0.8%             3.7%           6.4%                0.9%            4.3%            6.4%
   Southern California                     -                -              -                   -               -               -
   Portland, OR                            -                -              -                   -               -               -
   Jacksonville, FL                      1.9%             1.9%          19.1%               -0.9%            3.6%           12.8%
   Sacramento, CA                          -                -              -                   -               -               -
   Denver, CO                              -                -              -                   -               -               -
   Detroit, MI                             -                -              -                   -               -               -
   Seattle, WA                             -                -              -                   -               -               -
   Indianapolis, IN                        -                -              -                   -               -               -
   Austin, TX                            1.0%             5.3%          13.2%                1.3%            4.1%           17.1%
   All Other                             1.5%             2.8%          13.9%                1.6%            2.8%            9.9%
                                --------------   --------------  --------------     --------------   --------------  -------------
      Total                              0.6%             3.0%           8.0%                  -             3.4%            5.6%

------------------------------------------------------------------------------------------------------------------------------------


** Includes Miami and Ft. Lauderdale.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          UNITED DOMINION REALTY TRUST, INC.



Date:   February 25, 2000
     ---------------------------               --------------------------------
                                               A. William Hamill
                                               Executive Vice President and
                                                    Chief Financial Officer



Date:   February 25, 2000
     ---------------------------               --------------------------------
                                               Robin R. Flanagan
                                               Vice President and
                                                    Chief Accounting Officer